UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 05, 2024

Olema Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39712	30-0409740
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Brannan Street
San Francisco, California		94103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 651-3316

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OLMA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

“At the Market” Equity Offering Program

On January 5, 2024, Olema Pharmaceuticals, Inc., or the Company, entered into a sales agreement, or the ATM Agreement, with Cowen and Company, LLC, or TD Cowen, as sales agent, pursuant to which the Company may offer and sell, from time to time through TD Cowen, at its option, shares of its common stock, par value $0.0001 per share, or the Shares, having an aggregate offering price of up to $150 million. The issuance and sale, if any, of Shares under the ATM Agreement will be pursuant to the Company’s registration statement on Form S-3 (File No. 333-263117), which became effective on May 2, 2022, and the related prospectus supplement dated January 5, 2024, in each case filed with the U.S. Securities and Exchange Commission.

Pursuant to the ATM Agreement, the Company may sell Shares in amounts and at times to be determined by it from time to time through TD Cowen and subject to the terms and conditions of the ATM Agreement, but the Company has no obligation to sell any of the Shares under the ATM Agreement. The sales, if any, of the Shares will be made by any method permitted that is deemed to be an “at-the-market” equity offering as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Global Select Market.

The offer and sale of the Shares pursuant to the ATM Agreement will terminate upon the earlier of (a) the issuance and sale of all of the Shares subject to the ATM Agreement or (b) the termination of the ATM Agreement.

The Company has agreed to pay TD Cowen a commission of up to 3.0% of the aggregate gross proceeds from any Shares sold by TD Cowen and to provide TD Cowen with customary indemnification and contribution rights, including for liabilities under the Securities Act and the Securities Exchange Act, as amended. The Company will also reimburse TD Cowen for certain specified expenses in connection with entering into the ATM Agreement. The ATM Agreement contains customary representations and warranties and conditions to the placements of the Shares pursuant thereto.

The foregoing summary of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ATM Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K. Cooley LLP, counsel to the Company, has issued a legal opinion relating to due authorization and valid issuance of the Shares, a copy of which, including the consent included therein, is attached as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements regarding the sale and issuance of Shares, if at all, under the “at-the-market” equity offerings and the use of proceeds therefrom. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any forward-looking statement due to various factors, including such risks and uncertainties. For a discussion of these and other factors, please refer to the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and other filings and reports that the Company makes from time to time with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to correct or update any such statements, whether as a result of new information, future developments, or otherwise, except to the extent required by law.

Item 8.01 Other Events.

Termination of Prior “At the Market” Equity Offering Program

In connection with its entry into the ATM Agreement, on January 5, 2024, the Company terminated its prior sales agreement, dated as of March 9, 2023, or the Prior Agreement, by and between the Company and Oppenheimer & Co., Inc., or Oppenheimer, in accordance with its terms. The Prior Agreement provided for Oppenheimer to sell shares of the Company’s common stock for an aggregate offering price of up to $100.0 million by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. No sales of common stock were made under the Prior Agreement. The Company cannot make any future sales of its common stock pursuant to the Prior Agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Sales Agreement by and between Registrant and Cowen and Company, LLC, dated January 5, 2024.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLEMA PHARMACEUTICALS, INC.

Date:	January 5, 2024	/s/ Shane Kovacs
Shane Kovacs Chief Operating and Financial Officer